Exhibit 99.1

Investor and
Media Inquiries:
Jaime Vasquez
(610) 208-2165

jvasquez@cartech.com

CARPENTER TECHNOLOGY AND TIMET ENTER INTO LONG-TERM JOINT SUPPLY AND PROCESSING AGREEMENTS

Wyomissing, Pa., and Dallas, TX. (October 25, 2007) Carpenter Technology Corporation (NYSE:CRS) and Titanium Metals Corporation (“TIMET”) (NYSE: TIE) today announced joint agreements under which Carpenter will provide specialized titanium conversion processing to TIMET and TIMET will supply Carpenter with titanium and scrap melting services.
  Under terms of the processing agreement, Carpenter will provide TIMET with forging and related processing services at agreed upon prices for TIMET’s titanium products for a minimum of 12 years and a maximum of 20 years.  Under the supply agreement covering the same period, TIMET will supply Carpenter with titanium metal and toll melting services for Carpenter’s titanium scrap at agreed upon prices. Financial terms of the two agreements were not disclosed.

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“These agreements provide considerable benefits to both companies and to our customers,” said Anne L. Stevens, Chairman and Chief executive Officer of Carpenter. “We are excited about the opportunity to work jointly with TIMET which is one of the premier companies within the titanium industry.”
“Together, these agreements help to utilize capacity and increase the operating efficiency of Carpenter’s processing operations in Reading, Pennsylvania and represent a long-term source of titanium for our Dynamet subsidiary.  The agreements leverage the capabilities of Carpenter and Timet and set an example of the productive collaborations Carpenter will pursue as part of its strategic growth plan,” said Stevens.
Steven L. Watson, Vice Chairman and Chief Executive Officer of TIMET, said “We are very pleased to expand our relationship with Carpenter by entering into these mutually beneficial agreements.  TIMET will gain access to significant forging capacity that will allow us to continue to serve the expanding needs of our customers under long-term agreements.  These strategic agreements further demonstrate TIMET’s commitment to achieve profitable growth for our shareholders by adding production capacity in a cost efficient manner and enhancing our position as a leading producer of titanium mill and melted products.”

About TIMET:
TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at http://www.timet.com.

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About Carpenter Technology:
Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Detailed information about Carpenter Technology can be accessed at its website: www.cartech.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied.  The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2007, and the exhibits attached to those filings. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy including power generation, or other influences on Carpenter’s business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors;  4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages;  9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 10) the ability to successfully acquire and integrate acquisitions; and 11) the ability of Carpenter to implement and manage material capital expansion projects in a timely and efficient manner.  Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations.  The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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